SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(3) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Reunion Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                           REUNION INDUSTRIES, INC.
                        11 Stanwix Street - Suite 1400
                       Pittsburgh, Pennsylvania  15222


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held July 18, 2006


     Notice is hereby given that the Annual Meeting of the Stockholders of Reunion Industries, Inc., a Delaware corporation ("the Company"), will be held at the Company's offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 on July 18, 2006, at 10:00 A.M., local time, for the following purposes:

1. To elect a board of seven directors to serve until the next Annual Meeting of stockholders or until their successors are elected; and

2. To consider and act upon such other business as may properly be presented to the meeting.

     Your Board of Directors recommends that you vote for all director nominees. The Board is not aware of any other proposals for the Annual Meeting.

     A record of stockholders has been taken as of the close of business on May 22, 2006, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at, and may be inspected during, the meeting.

     Whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope which has been provided for your convenience.


                                    By Order of the Board of Directors


                                    /s/ John M. Froehlich
                                    ----------------------------------
                                        John M. Froehlich
                                        Secretary


June 6, 2006


                          REUNION INDUSTRIES, INC.
                              PROXY STATEMENT
General

	This proxy statement is being mailed to stockholders commencing on or about June 5, 2006 in connection with the solicitation by the Board of Directors of Reunion Industries, Inc., a Delaware corporation (the "Company"), of proxies to be voted at its Annual Meeting of Stockholders to be held at the Company's offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 at 10:00 a.m., local time, on Tuesday, July 18, 2006 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any signed proxy on which no direction is specified will be voted for the election of the nominees named herein to the board of directors. Any proxy may be revoked at any time before its exercise by delivery to the corporate Secretary of a written revocation of the proxy or a duly executed proxy bearing a later date.
     The Company will pay the costs of soliciting proxies pursuant to this Proxy Statement. The Company will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending management's proxy materials to stockholders and obtaining their proxies.
     As of May 22, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 17,419,019 outstanding shares of common stock of the Company. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.


Voting Procedures

     As a stockholder of the Company, you have a right to vote on certain business matters affecting the Company. The proposal that will be presented at the Annual Meeting and upon which you are being asked to vote is the election of directors, which is discussed below under the section entitled "Proposal: Election of Directors." The Company is not aware of any other matters to be presented to and voted upon at the Annual Meeting. Each share of Reunion's common stock you own entitles you to one vote on each matter properly presented at the Annual Meeting.


Methods of Voting

     You may vote by mail or in person at the Annual Meeting.

     Voting by Mail.    By signing and returning the proxy card in the
enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as "proxies") to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

     Voting in Person at the Meeting.    If you plan to attend the Annual
Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.
						- 1 -



     Your shares will be voted in accordance with the instructions you provide. If you sign and return your proxy card without providing your voting instructions, your shares will be voted "for" the seven named nominees for directors and in the discretion of the proxies as to other matters that may properly come before the meeting.


Revoking Your Proxy

     You may revoke your proxy at any time before it is voted at the meeting. To do this, you must:

- enter a new vote by signing, dating and returning another proxy card at a later date;

- provide written notice of the revocation to the Company's Secretary;

- or attend the meeting and vote in person.


Quorum Requirement

     A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, May 22, 2006, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by submitting a properly executed proxy card. Both abstentions and broker non-votes are counted as present for the purpose of determining a quorum.


Votes Required for the Election of Directors

     The seven nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote "for" the nominees for election as directors or you may "withhold" your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum, but will not be counted in the vote on the proposal.


Broker Non-Votes

     For the proposal to elect seven directors, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.


Voting Confidentiality

     Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

						- 2 -



Voting Results

     Votes will be tabulated by Registrar and Transfer Company, the transfer agent and registrar for the Company's common stock, and the results will be certified by an election inspector who is required to resolve impartially any interpretive questions as to the conduct of the vote. Results will be published in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006. You also may request the voting results by written request to Reunion's Secretary.



                      PROPOSAL:  ELECTION OF DIRECTORS

     At the Annual Meeting, the Company's stockholders will be asked to vote for the election of seven directors to its Board of Directors. The candidates proposed for election at the Annual Meeting are Thomas N. Amonett, Charles E. Bradley, Sr., Kimball J. Bradley, Thomas L. Cassidy, David E. Jackson, Joseph
C. Lawyer, and John G. Poole. If elected, the proposed candidates would comprise the entire Board of Directors of the Company, and would hold office until their successors are duly elected and qualified at the Company's next annual meeting of stockholders or until they earlier die, resign or are removed from office in accordance with the Company's By-Laws and applicable law.


Nominees

     All persons nominated for election at the annual meeting currently are directors of the Company and have previously been elected by the stockholders.
 Mr. Charles E. Bradley, Sr. is the father of Mr. Kimball J. Bradley. The Company knows of no other family relationships between any director, executive officer or nominee and any other director, executive officer or nominee.
There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee.

                         Principal Position with
Name                     Reunion Industries, Inc.    Age  Director Since
-----------------------  --------------------------  ---  --------------
Thomas N. Amonett(1)(2)  Director                     62       1992
Charles E. Bradley, Sr.  Director,                    76       1995
Kimball J. Bradley       Director, Chairman & CEO     40       2000
Thomas L. Cassidy(1)(2)  Director                     77       1995
David E. Jackson(1)(2)   Director                     47       2003
Joseph C. Lawyer         Director and Vice Chairman   61       2000
John G. Poole            Director                     63       1996

(1) Member, Compensation Committee of the Board of Directors
(2) Member, Audit Committee of the Board of Directors

     THOMAS N. AMONETT has served as a director of the Company since July 1, 1992 and served as its President and Chief Executive Officer from July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of the Company in the oil and gas operating business, from July 1, 1992 until May 24, 1996. Mr. Amonett is President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services, primarily to the oil and gas industry. He is also Chairman of the Board of TODCO, a provider of contract oil and gas drilling services, and serves on the Board of Directors and is a member of the Audit Committee of Bristow Group, Inc., a global provider of helicopter services. Both TODCO and Bristow are listed on the New York Stock Exchange.


						- 3 -
     CHARLES E. BRADLEY, SR. became a director of the Company on June 20, 1995 and was appointed its President and Chief Executive Officer on October 26, 1995. He became Chairman effective March 16, 2000 and served in that capacity until March 2, 2006 when he resigned his officership as Chairman and CEO. He continues to serve as a director of the Company. Mr. Bradley, Sr. was a co-founder of Stanwich Consulting Corp., formerly known as Stanwich Partners, Inc. ("SPI"), in 1982 and has served as its President since that time. SPI is a private investment company. He was a director of Chatwins Group, Inc. ("Chatwins Group") from 1986 until its merger with the Company on March 16, 2000 and was Chairman of the Board of Chatwins Group from 1988 until the merger. Mr. Bradley, Sr. is currently the President and a director of Sanitas, Inc. and Texon Energy Corporation, both inactive companies. Since May 1997, he has been President and sole director of Stanwich Financial Services Corp. ("SFSC"), which, on June 25, 2001, filed a voluntary petition in the United States Bankruptcy Court for the District of Connecticut for reorganization under Chapter 11 of the United States Bankruptcy Code. SFSC was in the structured settlement business.

     KIMBALL J. BRADLEY became President and Chief Operating Officer of the Company effective May 1, 2000. Effective March 2, 2006, the Board of Directors elected him Chairman of the Board and Chief Executive Officer. Mr. Bradley continues to serve as President of the Company. He was Executive Vice President of Operations of the Company following the Chatwins Group merger and was a Senior Vice President of Chatwins Group from August 1998 until the merger. Mr. Bradley is the son of Charles E. Bradley, Sr.

     THOMAS L. CASSIDY became a director of the Company on June 20, 1995. He was a Managing Director of Trust Company of the West, an investment management firm, from 1984 until his retirement in 1999. Mr. Cassidy is a Partner of TCW Capital, an affiliate of Trust Company of the West.

     DAVID E. JACKSON became a director of the Company on June 26, 2003. He is the CEO of Bingo Country Holdings, Ltd. in Toronto, Canada. He has over fifteen years experience as a portfolio manager investing in distressed securities, having worked as a portfolio manager with Avenue Capital Management, Oppenheimer & Co. Inc., EBF & Associates and Cargill, Inc.

     JOSEPH C. LAWYER became Vice Chairman of the Company effective May 1, 2000. He was President and Chief Operating Officer of the Company following the Chatwins Group merger and was President, Chief Executive Officer and a director of Chatwins Group from 1988 until the merger. Mr. Lawyer is a director of Respironics, Inc., a company engaged in design, manufacture and sale of home and hospital respiratory medical products.

     JOHN G. POOLE became a director of the Company on April 19, 1996. Mr. Poole is a private investor. He was a co-founder of SPI with Charles E. Bradley, Sr. in 1982 and served as its Vice President until 2001. Mr. Poole is also a director of Consumer Portfolio Services, Inc., engaged in the business of purchasing, selling and servicing retail automobile installment sales contracts.

     The Board of Directors recommends a vote for all nominees for the board of directors.


Board and Committee Activity

     During 2005, the Board held three regularly scheduled meetings, its Audit Committee held four meetings and its Compensation Committee held two meetings. Each of the directors attended all of the meetings of the Board and of each committee on which he served during 2005, except that Mr. Amonett and Mr. Cassidy each missed one meeting of the Audit Committee, although not the same meeting. The Company expects the directors to attend its annual meetings of stockholders. All directors attended the last meeting, held on June 21, 2005.
						- 4 -
	The Company's operations are managed under the general supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions may be discharged by one or more standing committees of the board.

     The Compensation Committee, comprised of Messrs. Amonett (chairman), Cassidy and Jackson, is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full Board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting Board policies. The Compensation Committee also supervises the administration of all executive compensation and benefit programs, including the establishment of any specific criteria against which all annual performance based benefits are to be measured.

     The Audit Committee, comprised of Messrs. Jackson (chairman), Amonett and Cassidy assists the Board in assuring that the Company's accounting and reporting practices are in accordance with all applicable requirements. Each member of the Audit Committee meets the independence and financial experience requirements under the rules of both the Securities and Exchange Commission ("SEC") and American Stock Exchange ("AMEX"), where the Company's stock is listed. In addition, the Board has determined that David E. Jackson is an "audit committee financial expert" as defined by SEC rules. Mr. Jackson's business experience is described above under the caption "PROPOSAL: ELECTION OF DIRECTORS". The Audit Committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters relating to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee recommends the appointment of auditors to the Board of Directors each year and would recommend the appointment of new auditors if future circumstances were to indicate that such action is desirable. The Board of Directors has adopted a written charter for the Audit Committee.
     The Board of Directors does not maintain executive or nominating committees. Nominations for directorships are considered by the entire Board. The Board believes that, in view of the small number of directors (7) and the desirability of all directors, including "independent directors", participating in the process, it is unnecessary to have a separate nominating committee. The Company does not have a formal written policy or charter concerning nominations. However, in evaluating a potential nominee, including a nominee recommended by a stockholder, the Board will consider the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness of the person to serve and such person's character and reputation. Stockholders who wish to suggest individuals for possible future consideration for Board positions or otherwise to communicate with the Board or individual directors should direct recommendations and other communications to the Board of Directors or individual director, as applicable, at the Company's principal offices.

Director Compensation

     Directors not otherwise compensated by the Company receive annual retainers of $18,000 for service on the Board and $500 for each Board or committee meeting attended. Compensation paid to non-employee directors during 2005 for service in all Board capacities aggregated $86,000. Directors are reimbursed for the actual cost of any travel expenses incurred. In addition to his director's fees, Mr. Poole received $42,000 for consulting services during 2005.
     The Company's non-employee directors are eligible for awards under the 1998 and 2004 Stock Option Plans. During the year ended December 31, 2005, the Company granted options to purchase 40,000 shares of the Company's common stock to non-employee directors.
						- 5 -
Key Person Insurance

     The Company has split-dollar life insurance arrangements with directors Charles E. Bradley, Sr., Joseph C. Lawyer and John G. Poole. Under such arrangements, the Company maintains three universal type life insurance policies on Mr. Bradley, Sr. and his wife, two such policies on Mr. Poole and one such policy on Mr. Lawyer. The Company is entitled to be reimbursed for the premiums it pays on such policies from either the death benefits under the policies or from their cash surrender values. If the proceeds from the policies are insufficient to reimburse the Company in full, each of the insured director is obligated to pay to the Company the amount of the shortfall with respect to the policies on his life. The Company did not pay any premiums on such policies in 2005.


Compensation Committee Interlocks and Insider Participation

     Messrs. Amonett, Cassidy and Jackson are members of the Compensation Committee. Mr. Amonett served as the Company's President and Chief Executive Officer from July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of the Company in the oil and gas operating business, from July 1, 1992 until May 24, 1996.





                            MANAGEMENT INFORMATION

Executive Officers

     Currently, the following individuals serve as our executive officers:

Name                     Age  Position
-----------------------  ---  ----------------------------------------------
Kimball J. Bradley        40  Director, Chairman, Chief Executive Officer
							President and Chief Operating
							Officer
John M. Froehlich         63  Executive Vice President, Chief Financial
                              Officer and Secretary
Jack T. Croushore         61  President, CP Industries Division

     The business experience of Kimball J. Bradley is described above in the section entitled "PROPOSAL: ELECTION OF DIRECTORS."

     JOHN M. FROEHLICH became Executive Vice President of Finance and Chief Financial Officer of the Company on March 16, 2000. He became Secretary on June 12, 2002. He was a Vice President of Chatwins Group from 1989 until its merger into the Company on March 16, 2000 and served as its Chief Financial Officer and Treasurer from 1988 until the merger.

     JACK T. CROUSHORE became Division President of the CP Industries division during 1988. He was also a Vice President of Chatwins Group from 1988 to 2000.

Executive Compensation

     The following table reflects all forms of compensation for services to the Company by our executive officers for the last three completed fiscal years. There was no other annual compensation for any executive officer of the Company in the last three completed fiscal years.
                                                      Long-Term
                                                    Compensation
                                                    ------------
                               Annual Compensation     Shares
Name and Position as           -------------------   Underlying     All Other
of December 31,2005      Year  Salary     Bonus(1)  Stock Option  Compensation
-----------------------  ----  --------   --------  ------------  ------------
Charles E. Bradley, Sr.  2005  $308,352   $      0       100,000   $    900(2)
  Chairman and Chief     2004  $377,107   $      0             0   $    930(2)
  Executive Officer      2003  $400,024          0       100,000      1,020(2)

Joseph C. Lawyer         2005    77,083          0             0        900(3)
  Vice Chairman          2004   143,750          0             0        930(3)
                         2003   200,000          0             0      1,020(3)

Kimball J. Bradley       2005   371,349          0       300,000     30,201(4)
  President and Chief    2004   372,884          0             0     30,147(4)
  Operating Officer      2003   366,819          0       400,000     25,285(4)


John M. Froehlich        2005   219,064          0       100,000     11,275(5)
  Executive Vice         2004   219,064          0             0     11,305(5)
  President of Finance   2003   210,001          0             0      8,801(5)
  and Chief Financial
  Officer


Jack T. Croushore        2005   209,000          0       100,000      6,900(6)
  President,CPI Division 2004   209,000          0             0      7,020(6)
                         2003   209,000          0        50,000      7,020(6)


(1)  There have been no bonuses awarded in the periods presented.

(2)  Consists solely of healthcare benefit credits.

(3)  Consists solely of healthcare benefit credits.

(4) Includes payments of life insurance premiums of $19,496, $19,412 and $14,460 in 2005, 2004 and 2003, respectively, car allowances of $9,805 in each of those same years and healthcare benefit credits of $900, $930 and $1,020 in those same years, respectively.

(5) Includes payments of life insurance premiums of $10,375, $10,375 and $7,781 in 2005, 2004 and 2003, respectively, and healthcare benefit credits of $900, $930 and $1,020 in those same years, respectively.

(6) Includes a car allowance of $6,000 in 2005, 2004 and 2003 and healthcare benefit credits of $900 in 2005, $930 in 2004 and $1,020 in 2003.

Option Grants

     During the year ended December 31, 2005, the Company granted options to employees to purchase 760,000 shares of the Company's common stock and options to non-employee directors to purchase 40,000 such shares. The Company did not grant any options in the year ended December 31, 2004. During the year ended December 31, 2003, the Company granted options to employees to purchase 550,000 shares of the Company's common stock and an option to a non-employee director to purchase 20,000 such shares. The following table shows all options to acquire shares of the Company's common stock granted to the named executive officers during the fiscal year ended December 31, 2005.


                             Individual Grants(1)             Projected
                     -------------------------------------    Realizable Value
                                % of Total                       at Rates of
                     Number of  Options                       Stock Price
                     Shares     Granted to  Exercise          Appreciation for
                     Underlying Employees   Price              Option Term(2)
                     Options    in Fiscal   Per               ----------------
Name                 Granted      Year      Share   Expires     5%      10%
-------------------- ---------- ---------- ------- --------   ----------------


Charles Bradley, Sr. 100,000(3)   13.16%   $0.200   6/21/10   $ 3,000  $ 9,000
Kimball J Bradley    300,000(3)   39.47%   $0.200   6/21/10   $ 9,000  $27,000
John M. Froehlich    100,000(4)   13.16%   $0.180   6/21/15   $11,300  $28,700
Jack T. Croushore     50,000(4)   13.16%   $0.180   6/21/15   $11,300  $28,700

(1) Options granted to Charles E. Bradley, Sr. and Kimball J. Bradley have an exercise price equal to 110% of the fair market value of the Company's common stock on the grant date. The remaining options have an exercise price of 100% of the fair market value on the grant date. The Company has not issued any stock appreciation rights.

(2) As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for the Company's common stock appreciated from the grant date to the end of the option terms at rates of 5% and 10%, respectively. The amounts are not estimates of the Company's future stock price performance and are not necessarily indicative of the Company's future stock performance. If the price of the Company's common stock does not increase above the exercise price, no value will be realized from these options.

(3) These options were granted on June 21, 2005. Assuming continued employment with the Company, these options have a 5-year term. These options vest one-third at grant date and in one-third increments on the first and second anniversary dates of their issuance.

(4) These options were granted on June 21, 2005. Assuming continued employment with the Company, these options have a 10-year term. These options vest one-third at grant date and in one-third increments on the first and second anniversary dates of their issuance.

Option Exercises and Year-End Values

     There were no options exercised in the year ended December 31, 2005.


Equity Compensation Plan Information

     The following table summarizes information with respect to options under the Company's equity compensation plans on December 31, 2005:

                                                  Equity Compensation Plans
                                                 ---------------------------
                                                 Approved by    Not Approved
                                                 Security        by Security
                                                 Holders             Holders
                                                 ------------   ------------
Number of common stock shares to be issued
  Upon exercise of outstanding options              1,370,000              -
                                                    =========      =========
Weighted-average exercise price per share
  of outstanding options                                $0.25              -
                                                    =========      =========
Number of common stock shares remaining available
  for future issuance under equity
  compensation plans (excluding outstanding
  options)                                            354,600              -
                                                    =========      =========


Long-Term Incentive Plan or Defined Benefit Plan

	The Company has no long-term incentive plan and has no defined benefit plan applicable to any of its executive officers.


Compensation Committee Report

	The Compensation Committee is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting Board policies. The Compensation Committee also supervises the administration of all executive compensation and benefit programs, including the establishment of any specific criteria against which all annual performance based benefits are to be measured.

	Each year the Compensation Committee reviews the compensation levels of the Company's executive officers and other key employees as deemed appropriate by the committee. The compensation level of the CEO is determined based on a variety of factors that, due to the financial difficulties that the Company has experienced, are more skewed toward qualitative and not quantitative results. Such qualitative factors included, but were not limited to, relationships with independent sources in the financial arena, knowledge and experience in the acquisition and divestiture of companies and debt restructurings and overall tax and accounting expertise. Compensation levels paid to executive officers in the year 2005 were deemed to be appropriate for the circumstances in which the Company operates.

Members of the Compensation Committee
Thomas N. Amonett, Chairman
Thomas L. Cassidy,
David E. Jackson

OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     The Company had 17,419,019 shares of common stock outstanding as of May 22, 2006. The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known to us to own 5% or more of our common stock, (ii) each director of the Company, (iii) each of the chief executive officer and the other named executives, and (iv) all current directors and executive officers as a group. Except as set forth in the footnotes to the following table, each stockholder has sole dispositive and voting power with respect to the shares of our common stock shown as owned by such stockholder.
                                                                % of
                                                             Outstanding
Beneficial Owner and Address             Shares Owned           Shares
--------------------------------  -------------------------  -----------
Kimball J. Bradley                6,629,802 (1)                 37.0%
  c/o Reunion Industries, Inc.
  11 Stanwix Street, suite 1400
  Pittsburgh, PA 15222
The Charles E. Bradley, Sr.
Family Limited Partnership        4,310,813 (2)                 24.7%
  c/o Stanwich Consulting Corp.
  62 Southfield Ave.
  One Stamford Landing
  Stamford, CT 06902
Stanwich Financial Services Corp. 1,651,697 (3)                  9.5%
  c/o Melissa Neier, Esq.
  Ivey, Barnum & O'Mara
  170 Mason Street
  Greenwich, CT  06830
The John Grier Poole Family
Limited Partnership               1,499,747 (2)(4)               8.6%
  One Rye Road
  Portchester, NY  10573
Amanda Poole, David Poole and
Jesse Poole                       1,499,747 (4)                  8.6%
  c/o John G. Poole
  One Rye Road
  Portchester, NY  10573
LCC Capital Master Fund, Ltd.     1,714,093 (5)                  9.0%
  c/o Lampe Conway 7 Co., LLC
  730 Fifth Avenue
  New York, NY 10019
John G. Poole                       839,428 (6)                  4.8%
Charles E. Bradley, Sr.             478,810 (7)(8)(9)            2.7%
Joseph C. Lawyer                    712,131 (10)                 4.1%
Thomas N. Amonett                    88,000 (11)                <1.0%
Thomas L. Cassidy                   100,167 (12)                <1.0%
David E. Jackson                     45,464 (13)                <1.0%
John M. Froehlich                   145,626 (14)                <1.0%
Jack T. Croushore                   311,855 (15)                 1.8%
All Officers and Directors as
  a group (9 individuals)         9,351,283 (16)                50.9%

(1) Includes (a) 4,310,813 shares owned by The Charles E. Bradley, Sr. Family Limited Partnership (the "Bradley Partnership"), of which Kimball J. Bradley is general partner and in which he holds a 14.17% interest and (b) 500,000 shares subject to options exercisable currently or within 60 days.

(2) Pursuant to the Securities Pledge Agreement dated as of May 1, 1993 among the Charles E. Bradley, Sr. Family Limited Partnership, the John Grier Poole Family Limited Partnership, and U.S. Bank, National Association, as
						- 10 -
successor Collateral Agent to State Street Bank and Trust Company and the First National Bank of Boston, the Bradley Partnership pledged 4,145,247 shares and the Poole Partnership pledged 552,703 shares to secure the obligations of Reunion Industries under the Indenture, dated as of May 1, 1993, between Reunion and the Collateral Agent relating to certain Senior Notes issued by Reunion Industries in 1993.

(3) The voting and dispositive powers as to these shares are held by the Liquidating Agent and the Executive Committee (subject to court oversight) appointed in the bankruptcy proceeding of Stanwich Financial Services Corp.

(4) These shares are owned by the John Grier Poole Family Limited Partnership. Amanda Poole, David Poole and Jesse Poole are co-general partners (and limited partners) of such partnership. As such, they share voting and dispositive powers as to such shares with each other and with such partnership.

(5)   Represents shares subject to currently exercisable warrants.

(6) Includes 139,808 shares as to which Mr. Poole has voting rights, but not dispositive rights, 71,990 currently exercisable warrants and 10,000 shares subject to options exercisable currently or within 60 days.

(7) Mr. Bradley, Sr. and his wife own, respectively, a 28% and a 1% limited partnership interest in the Bradley Partnership, which in turn beneficially owns 4,310,813 shares of common stock. Because Mr. Bradley, Sr. and his wife have no voting or dispositive power as to the shares owned by the Bradley Partnership, he disclaims any beneficial ownership thereof, and none of such shares are included as being beneficially owned by him in the table above.

(8) Excludes 1,651,697 shares owned by Stanwich Financial Services Corp., with which Mr. Bradley, Sr. is the indirect sole shareholder. He has no voting or dispositive powers as to these shares.

(9) Includes 100,000 shares owned by Hanna Investment Corporation, with which Mr. Bradley, Sr. shares voting and dispositive power. Mr. Bradley, Sr. is the controlling stockholder of the parent company of Hanna Investment Corporation and may be deemed to be the beneficial owner of these shares. Also includes 133,333 shares subject to options exercisable currently or within 60 days.

(10) Includes 3,698 shares beneficially owned by Mr. Lawyer's wife, as to which he has no voting or dispositive power. Mr. Lawyer may be deemed to be the beneficial owner of these shares. Also includes 380 currently exercisable warrants and 10,000 shares subject to options exercisable currently or within 60 days.

(11) Includes 10,000 shares subject to options exercisable currently or within 60 days.

(12) Includes 27,805 currently exercisable warrants and 10,000 shares subject to options exercisable currently or within 60 days.

(13) Includes 15,464 currently exercisable warrants and 30,000 shares subject to options exercisable currently or within 60 days.

(14) Includes 4,951 currently exercisable warrants and 66,667 shares subject to options exercisable currently or within 60 days.

(15) Includes 116,667 shares subject to options exercisable currently or within 60 days.

(16) Includes 120,590 currently exercisable warrants and 820,000 shares subject to options exercisable currently or within 60 days.
						- 11 -
Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own beneficially more than 10% of the Company's common stock to file with the SEC and the AMEX initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock of the Company. Directors, officers and persons owning more than 10% of the common stock of the Company are required to furnish the Company with copies of all such reports. Based solely on the Company's review of the copies of such forms it has received and representations from certain persons that they were not required to file reports on Form 5 during 2005, the Company believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2005, except that Mr. Bradley, Sr. filed a Form 4 late for one transaction and Mr. Kimball J. Bradley filed a Form 4 late for two transactions.

                              OTHER INFORMATION

Common Stock Performance Graph

     The following graph illustrates the yearly percentage change in the cumulative total stockholder return on the Company's common stock, compared with the cumulative total return on the AMEX Composite Index and the Industrial Manufacturing Index published by The Center for research in Security Prices at the University of Chicago, published by the AMEX for use by AMEX listed companies:


                                         Fiscal Year Ending
                           ----------------------------------------------
                            2000    2001    2002    2003    2004    2005
                           ------  ------  ------  ------  ------  ------
Reunion Industries, Inc.   100.00   22.46   10.87   41.30   26.09   24.64
AMEX Composite Index       100.00   93.08   76.08  102.98  119.00  128.79
Industrial Manufacturing
  Index                    100.00   79.89   60.23  106.40  113.24  159.98

						- 12 -


(1) Tabular data assumes that the value of the investment in the Company's common stock and each index was $100.00 at December 31, 2000 and that all dividends, if any, were reinvested. The Company paid no dividends in any period presented.


Certain Relationships and Related Transactions

Related Parties

	Reunion Industries, Inc. - The Company is a publicly traded Delaware corporation headquartered in Pittsburgh, Pennsylvania. Charles E. Bradley, Sr. ("Mr. C. Bradley") was Chairman of the Board and Chief Executive Officer of the Company until March 2, 2006. Kimball Bradley ("Mr. K. Bradley") was President, Chief Operating Officer, a director of the Company until March 2, 2006. On March 2, 2006, Mr. C. Bradley resigned as Chairman of the Board and CEO, and Mr. K. Bradley was elected Chairman of the Board and CEO. Mr. K. Bradley also retained his office of President. Mr. C. Bradley continues to serve as a director of the Company.

     Stanwich Financial Services Corp. ("SFSC") - SFSC is a privately held, currently inactive, corporation that was formerly in the structured settlement business. SFSC is owned 100% by Mr. C. Bradley. Prior to May 10, 2004, this company was a related party to Reunion. On that date, management control of SFSC was vested in a liquidating trustee and an executive committee, of which Mr. C. Bradley is not a member, in accordance with SFSC's plan of reorganization in its proceeding under Chapter 11 of the Bankruptcy Code. Accordingly, SFSC is no longer a related party.

Transactions and Balances

SFSC Indebtedness

     At December 31, 2005 the Company was indebted to SFSC in the amount of $4,995,000, including $705,000 of interest, of which $429,000 accrued in 2005. Pursuant to an agreement entered into in March 2006, the Company settled this indebtedness for $1,125,000, which the Company has paid. The settlement will result in a gain on debt extinguishment of $4,000,000 in the second quarter of 2006.

Cash Surrender Value of Life Insurance Policies

     The Company pays the premiums on life insurance policies covering Mr. C. Bradley and two directors, Mr. Joseph C. Lawyer ("Mr. Lawyer") and Mr. John G. Poole ("Mr. Poole"). Pursuant to these arrangements, the Company will be reimbursed for the premiums it pays for such policies from either the death benefit of the policy or their cash surrender value. The covered individuals have agreed with the Company that if the policy proceeds are insufficient to reimburse the Company for the full amount of the premiums paid, they will cover the shortfall. As of December 31, 2005 and 2004, premiums paid by the Company in excess of the cash surrender values of the policies totaled $891,000 and $919,000, respectively, and are included in due from related parties in the Company's consolidated balance sheets.

Mr. C. Bradley Note Payable

     In January 2003, Mr. C. Bradley made a $500,000 payment on behalf of the Company to Shaw NapTech, Inc. This payment was applied to reduce by $500,000 the Company's indebtedness to Shaw NapTech, Inc. To evidence this loan by Mr.
C. Bradley, the Company issued to him its unsecured $500,000 10% note payable. The note payable became due on October 31, 2004. No principal or interest payments have been made on this note. In June 2005, Mr. C. Bradley agreed to


						- 13 -
forgive $98,400 of the interest payable to him and to convert an additional $21,600 of such interest payable to him into 120,000 shares of the Company's common stock. At December 31, 2005 and 2004, accrued and unpaid interest related to this note totaled $30,000 and $100,000, respectively, and are included in due to related parties in the Company's consolidated balance sheets. Mr. C. Bradley's rights under this note are subordinate to the Company's indebtedness to Wachovia Bank, N.A. ("Wachovia").

Mr. C. Bradley Guarantees

     To facilitate the closing of the Company's refinancing with Wachovia in December 2003, Mr. C. Bradley provided a personal guarantee of $1.5 million of the revolving credit portion of the Wachovia Loan Facility. In exchange for his guarantee, the Board of Directors approved a 2% per annum guarantee fee to be paid to Mr. C. Bradley during the time period such guarantee is in place. Amounts payable under this arrangement were offset against an employee advance previously received by Mr. C. Bradley and owed to the Company. Such advance totaled $58,000 at the time of the refinancing, which advance has now been fully recovered by offsets of $25,699, $29,917 and $2,384 in years ended December 31, 2005, 2004 and 2003, respectively. As of December 31, 2005, $4,219 is included in Due to related party in the Company's consolidated balance sheet.

Mr. K. Bradley Guarantees

     To facilitate obtaining new financing with two private investment funds and the closing of the refinancing of the Company's bank debt with Wachovia in December 2003, Mr. K. Bradley provided personal guarantees totaling $9.2 million, including guarantees of two notes payable totaling $7.7 million and $1.5 of the revolving credit portion of the new Wachovia facilities. In exchange for his guarantees, the Board of Directors approved 2% per annum guarantee fees to be paid to Mr. K. Bradley during the time period such guarantees are in place. In June 2005, Mr. K. Bradley agreed to forgive $211,560 of the guarantee fees payable to him and to convert an additional $46,440 of such guarantee fees payable to him into 278,000 shares of the Company's common stock. At December 31, 2005 and 2004, $105,351 and $184,841, respectively, of such fees are included in Due to related parties in the Company's consolidated balance sheets.


INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

	Mahoney Cohen & Company, CPA, P.C. have been the Company's auditors for the more than two years. Fees paid by the Company for professional services rendered by Mahoney Cohen & Company, CPA, P.C. for the years ended December
31, 2005 and 2004 totaled $194,000 and $181,000, respectively. Such fees related solely to audit fees for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

	All services provided by Mahoney Cohen & Company, CPA, P.C. are subject to pre-approval by the Audit Committee. The Audit Committee may authorize the Committee chairman to approve services in the event there is a need for such approval prior to the next full Audit Committee meeting. However, the Audit Committee must review such approval at its next scheduled meeting. The Audit Committee gives due consideration to whether approval of any proposed service will have a detrimental impact on the auditor's independence.

	Representatives of Mahoney Cohen & Company, CPA, P.C. are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

						- 14 -
Audit Committee Report

     The Audit Committee of the Board of Directors has furnished the following report on its activities during 2005:

     The Audit Committee consists of three of Reunion Industries' outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's membership satisfies the American Stock Exchange rules concerning audit committee membership, including the requirements that members be independent and have financial sophistication. The Board of Directors has adopted a formal written audit committee charter and the Audit Committee performs a review and reassessment of the adequacy of the charter on an annual basis.

     In accordance with its written charter, the Audit Committee assists the board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls, and all audit processes.

     In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent accountants the material required to be discussed by Statement on Auditing Standards No. 61, as currently in effect, SEC rules and other profession standards; and

     - reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board's Standards No. 1, No. 2 and No. 3, as currently in effect, and discussed with the independent accountants any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC.

Members of the Audit Committee
David E. Jackson, Chairman
Thomas N. Amonett
Thomas L. Cassidy


Limitation on Incorporation by Reference

     Notwithstanding any reference in prior or future filings of the Company with the SEC which purports to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Management Information - Compensation Committee Report", "Other Information - Common Stock Performance Graph" or "Other Information - Audit Committee Report".







						- 15 -



Form 10-K

     The Company's Annual Report on Form 10-K for the year ended December 31, 2005, which report also serves as the Company's Annual Report to Stockholders for 2005, has been mailed with this proxy statement to each stockholder
entitled to vote at the Annual Meeting.   The Company will furnish to
stockholders any excluded exhibits to its Annual Report on Form 10-K upon written request and upon payment of a fee limited to the Company's reasonable expenses in furnishing such exhibit. Written requests may be directed to Reunion Industries, Inc., attn: Investor Relations, 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania 15222.

Deadline for Stockholder Proposals

     Although it has not yet determined a date for its annual meeting of stockholders for the year ending December 31, 2006 (the "2006 annual meeting"), the Company intends to hold the meeting in mid-2007. The Company will inform stockholders of the date of such meeting in a future periodic or current report to be filed with the SEC. Proposals of stockholders of the Company intended to be presented at the 2006 annual meeting must be received by the Company's Secretary at 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 by no later than February 2, 2007. Any proposal received after February 2, 2007 will not be included in the Company's proxy statement for the 2006 annual meeting. If such proposals are in compliance with all of the requirements of the SEC's rules, including SEC Rule 14a-8, and other applicable law, they will be included in the proxy statement and set forth on the form of proxy issued for the 2006 annual meeting of stockholders.

     If a stockholder intends to present a proposal at the 2006 annual meeting of stockholders without seeking to include the proposal in the Company's proxy statement, management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the 2006 annual meeting of stockholders to vote on the stockholder's proposal at such meeting.


Proxies

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.


                                 By Order of the Board of Directors
                                 /s/ John M. Froehlich
                                 ----------------------------------
                                     John M. Froehlich
                                     Secretary
June 6, 2006



						- 16 -




                               REVOCABLE PROXY
                           REUNION INDUSTRIES, INC.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2006

     The undersigned stockholder of Reunion Industries, Inc. (the "Company") hereby appoints Charles E. Bradley, Sr., Kimball J. Bradley, and Joseph C. Lawyer, or any of them, attorneys and proxies of the undersigned; each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, on Tuesday, July 18, 2006 and any postponements or adjournments of such meeting, as set forth below, and in their discretion to consider and act upon such other business as may properly be presented at such meeting (and any postponements or adjournments thereof).

Please be sure to sign below and date this Proxy.
                                              -------------------------
                                              | Date                  |
-----------------------------------------------------------------------
|                                                                     |
|                                                                     |
----Stockholder sign above-----------Co-holder (if any) sign above-----

                                                            With-     For All
1.   The election as directors (except as           For     hold      Except
     indicated below) of all nominees.              [_]     [_]         [_]

     THOMAS N. AMONETT        THOMAS L. CASSIDY        JOSEPH C. LAWYER
     CHARLES E. BRADLEY, SR.  DAVID E. JACKSON         JOHN G. POOLE
     KIMBALL J. BRADLEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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2.   To transact such other business as may properly come before the meeting or any adjournment(s) thereof.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:------------->[_]

     The Board of Directors recommends a vote "FOR" the election as directors of all nominees. This proxy will be voted as specified or, if no choice is specified, said proxies will vote "FOR" the election of all such nominees, and as said proxies deem advisable on such other matters as may properly come before the meeting and any postponements and adjournments thereof.

     The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

     Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.



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  ^DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.^


                           REUNION INDUSTRIES, INC.
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|                             PLEASE ACT PROMPTLY                           |
|                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY                  |
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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